UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006

1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611
(Commission File Number)	(Exact name of Registrant as specified in its charter)	(IRS Employer Identification No.)

Maryland

(State or other jurisdiction of incorporation of Registrants)

750 E. Pratt Street

Baltimore, Maryland 21202

(Address of principal executive offices, including zip code, of Registrants)

410-783-2800

(Registrants’ telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 6, 2006, Constellation issued a press release announcing that it has engaged advisors to explore the sale of 3,145 MW natural gas-fired generating plants. A copy of the press release is attached and furnished (but not filed) as Exhibit 99.1 to this report and is incorporated herein by reference.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION. We make statements in the attached press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other important factors that could cause actual performance or achievements to be materially different from those we project. Such forward-looking statements include those regarding (1) expectations that any sale, if completed, will enhance capital returns, (2) whether proceeds from the sale will allow the Company to attain targeted leverage levels, (3) the use of proceeds from any sale (or of free cash flow) for any particular purpose and (4) the effect of any sale, and the use of any proceeds therefrom, on future earnings per share. There is no assurance that we will be able to complete the sale discussed in the attached press release. For a full discussion of risks, uncertainties, and other important factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Form 10-K under the forward-looking statements section. Except as required by law, we do not  intend to update  or  revise  any  forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.

Dated:	June 6, 2006	By:	/s/ Charles A. Berardesco
Charles A. Berardesco
Corporate Secretary